Exhibit 99.1

Restoration Hardware Announces Departure of Tom Bazzone

CORTE MADERA, Calif., Restoration Hardware, Inc. (Nasdaq: RSTO) today announced that Tom Bazzone is leaving his position as Chief Operating Officer of the Company and as a member of the Company’s Board of Directors to pursue other opportunities.

Gary Friedman, the Company’s President and Chief Executive Officer, commented, “We want to thank Tom for his contributions over the past two years and wish him all the best in his new endeavors.”

About Restoration Hardware, Inc.

Restoration Hardware, Inc. is a specialty retailer of home furnishings, functional and decorative hardware and related merchandise that reflects the Company’s classic and authentic American point of view. Restoration Hardware, Inc. sells its merchandise offering through its retail stores, catalog (800-762-1005) and on-line at www.restorationhardware.com.  As of December 2, 2003 the Company operated 103 retail stores in 31 states, the District of Columbia and Canada.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This release contains forward-looking statements, in particular statements regarding future events, that involve known and unknown risks, uncertainties and other factors that may cause actual results, market performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause such differences include, but are not limited to, the factors detailed in the Company’s filings with the Securities and Exchange Commission, including those factors described in the Company’s Form 10-Q for the fiscal quarter ended August 2, 2003 in Part I, Item 2 thereof (“Management’s Discussion and Analysis of Financial Condition and Results of Operations”) under the captions “Liquidity and Capital Resources,” “Critical Accounting Policies,” and “Factors that May Affect our Future Operating Results” and in Part I, Item 4 thereof (“Controls and Procedures”). The Company undertakes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

Contact:
Restoration Hardware, Inc.
Patricia McKay
Chief Financial Officer
(415) 924-1005
(415) 945-4679